UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Workday, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2480422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

EXPLANATORY NOTE

Workday, Inc. (“Workday”) is filing this Form 8-A in connection with the transfer of the listing of its Class A common stock, $0.001 par value per share (“Class A Common Stock”) from the New York Stock Exchange to the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”).

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is set forth under the caption “Description of Capital Stock” in Workday’s registration statement on Form 8-A filed with the Securities and Exchange Commission on October 3, 2012 under Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description, which description is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to NASDAQ.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of Workday are registered on NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Workday has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 19, 2017	WORKDAY, INC.

	By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Senior Vice President, General Counsel and Secretary